Exhibit 99.1

ARES COMMERCIAL REAL ESTATE CORPORATION REPORTS
THIRD QUARTER 2016 RESULTS

Third quarter net income of $18.4 million or $0.65 per diluted common share and adjusted net income from operations of $9.0 million or $0.31 per diluted common share(1)

Record new principal lending loan commitments of over $605 million originated in the third quarter

- Subsequent to end of third quarter -

Declared fourth quarter 2016 dividend of $0.26 per common share

SEPTEMBER 30, 2016 FINANCIAL RESULTS

New York, NY — November 3, 2016 - Ares Commercial Real Estate Corporation (the "Company") (NYSE:ACRE), a specialty finance company engaged in originating and investing in commercial real estate assets, reported net income of $18.4 million or $0.65 per diluted common share and adjusted net income from operations of $9.0 million or $0.31 per diluted common share(1) for the third quarter of 2016. In addition, the Company announced that its Board of Directors declared a fourth quarter 2016 dividend of $0.26 per common share payable on January 17, 2017 to common stockholders of record on December 30, 2016.

“We had an excellent third quarter with strong net earnings and record originations,” said Robert L. Rosen, Chairman and Interim Co-Chief Executive Officer of Ares Commercial Real Estate Corporation. “At the end of the third quarter, we also completed the strategic sale of our mortgage banking subsidiary at an attractive price of approximately $93 million, recognizing a higher gain than originally expected in June. We plan to reinvest our available capital into new principal loans, which we believe will drive higher, more predictable earnings.”

“We generated record originations during the third quarter with more than $600 million in new loan commitments across nine different senior loans in a variety of asset classes and markets,” commented John Jardine, President and Co-Chief Executive Officer of Ares Commercial Real Estate Corporation. “Market conditions remain favorable for flexible capital providers like ACRE that can offer reliable, customized solutions to value enhancing sponsors. Our direct origination capabilities, disciplined underwriting and value enhancement strategy continue to deliver strong credit performance with no delinquencies, impairments or losses since inception.”

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(1) Refer to Schedule I for further details.

THREE MONTHS ENDED SEPTEMBER 30, 2016 FINANCIAL HIGHLIGHTS

Financial Results and Activities:

•	For the three months ended September 30, 2016, net income was $18.4 million or $0.65 per diluted common share.

•
For the three months ended September 30, 2016, new originations were $605.2 million in commitments and $577.4 million in outstanding principal and an additional $9.0 million of fundings on existing commitments. For the three months ended September 30, 2016, loan repayments totaled $251.8 million in outstanding principal.

Capital Activities:

•
In July 2016, the Company amended the master repurchase facility with Citibank N.A. to add an accordion feature that provides for an increase in the $250.0 million commitment amount with respect to approved assets, as determined by Citibank, N.A. in its sole discretion.

•
In August 2016, the Company amended and restated the existing $50.0 million Bridge Loan Warehousing Credit and Security Agreement with Bank of America, N.A. to increase its commitment size from $50.0 million to $125.0 million.

•	In August 2016, the Company entered into a $125.0 million master repurchase and securities contract with U.S. Bank National Association.

•	In September 2016, the Company repaid in full its $75.0 million revolving funding facility with City National Bank and its terms were not extended.

•
In September 2016, the Company drew the remaining $80.0 million commitment under the Credit and Guaranty Agreement with Highbridge Principal Strategies, LLC, as administrative agent, and DBD Credit Funding LLC, as collateral agent.

Completed Sale of Mortgage Banking Subsidiary:

•
On September 30, 2016, the Company completed the previously announced sale of its mortgage banking business to Barings Real Estate Advisers LLC (formerly known as Cornerstone Real Estate Advisers LLC) for approximately $93 million.

•
The purchase price is subject to certain post-closing final working capital adjustments. The Company recognized a net gain on the sale of ACRE Capital Holdings LLC ("TRS Holdings"), a Delaware limited liability company and the holding company that owned the Company’s mortgage banking subsidiary, ACRE Capital LLC ("ACRE Capital"), of approximately $10.2 million.

PORTFOLIO DETAIL AS OF SEPTEMBER 30, 2016

At September 30, 2016, the Company had originated or co-originated 34 loans held for investment (excluding 42 loans totaling approximately $1.2 billion in outstanding principal that were repaid or sold since inception) totaling approximately $1.6 billion in commitments and $1.4 billion in outstanding principal, excluding non-controlling interests held by third parties.

Portfolio Interest Rate, Yield and Remaining Life Summary ($ in millions):

	As of September 30, 2016
	Carrying Amount (1)	Outstanding Principal (1)	Weighted Average Interest Rate	Weighted Average Unleveraged Effective Yield (2)	Weighted Average Remaining Life (Years)
Senior mortgage loans	$1,263.5	$1,271.0	4.7%	5.4%	1.9
Subordinated debt and preferred equity investments	163.8	166.0	10.7%	11.2%	4.9
Total loans held for investment portfolio (excluding non-controlling interests held by third parties)	$1,427.3	$1,437.0	5.4%	6.1%	2.2
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(1)
The difference between the Carrying Amount and the Outstanding Principal face amount of the loans held for investment consists of unamortized purchase discount, deferred loan fees and loan origination costs. The table above excludes non-controlling interests held by third parties. A reconciliation of the Carrying Amount of loans held for investment portfolio, excluding non-controlling interests, to the Carrying Amount of loans held for investment, as included within the Company's consolidated balance sheets, is presented below.

(2)
Unleveraged Effective Yield is the compounded effective rate of return that would be earned over the life of the investment based on the contractual interest rate (adjusted for any deferred loan fees, costs, premium or discount) and assumes no dispositions, early prepayments or defaults. The Total Weighted Average Unleveraged Effective Yield is calculated based on the average of Unleveraged Effective Yield of all loans held by the Company as of September 30, 2016 as weighted by the Outstanding Principal balance of each loan.

As of September 30, 2016, 93% of the portfolio of loans held for investment consisted of floating rate loans and 88% consisted of senior mortgage loans (as measured by outstanding principal), excluding non-controlling interests held by third parties.

A reconciliation of the Company's loans held for investment portfolio, excluding non-controlling interests held by third parties, to the Company's loans held for investment as shown within its consolidated balance sheets is as follows ($ in millions):

	As of September 30, 2016
	Carrying Amount	Outstanding Principal
Total loans held for investment portfolio (excluding non-controlling interests held by third parties)	$1,427.3	$1,437.0
Non-controlling interest investment held by third parties	46.6	46.6
Loans held for investment	$1,473.9	$1,483.6

Portfolio Diversification Summary as of September 30, 2016 (excluding non-controlling interests held by third parties) ($ in millions):

PROPERTY TYPE
	Outstanding Principal	% of Portfolio
Office	$373.3	26%
Multifamily	357.6	25%
Self-storage	194.7	14%
Retail	147.9	10%
Hotel	127.7	9%
Mixed-use	126.0	9%
Healthcare	41.6	3%
Student housing	35.7	2%
Industrial	32.5	2%
Total	$1,437.0	100%

GEOGRAPHIC MIX
	Outstanding Principal	% of Portfolio
Mid-Atlantic/Northeast	$326.4	23%
Midwest	321.5	22%
Southwest	284.4	20%
Southeast	271.2	19%
West	233.5	16%
Total	$1,437.0	100%

DISCONTINUED OPERATIONS (MORTGAGE BANKING)

For the three months ended September 30, 2016, ACRE Capital originated $280.7 million in total commitments comprised of $215.5 million in Fannie Mae Delegated Underwriting and Servicing loans, $20.0 million in Federal Home Loan Mortgage Corporation loans and $45.2 million in Federal Housing Administration loans.

RECENT DEVELOPMENTS, INVESTMENT CAPACITY AND LIQUIDITY

As of November 2, 2016, the Company had approximately $132 million in capital, either in cash or in approved but undrawn capacity under its borrowing facilities. After holding in reserve $10 million in liquidity requirements, the Company expects to have approximately $122 million in capital available to fund new loans, fund outstanding commitments on existing loans, repurchase the Company's common shares and for other working capital and general corporate purposes. Assuming that the Company uses all such amount as capital to make new senior loans and the Company is able to leverage such amount under its secured funding agreements at a debt‑to‑equity ratio of 2.5:1, the Company would have the capacity to fund approximately $425 million of additional senior loans.
As of November 2, 2016, the total unfunded commitments for the Company's existing loans held for investment were approximately $92 million. In addition, borrowings under the Company's secured funding agreements were approximately $852 million, borrowings under the Company's secured term loan was approximately $155 million and debt issued in the form of collateralized loan obligations was approximately $21 million.

On November 3, 2016, the Company declared a cash dividend of $0.26 per common share for the fourth quarter of 2016. The fourth quarter 2016 dividend is payable on January 17, 2017 to common stockholders of record as of December 30, 2016.

THIRD QUARTER 2016 DIVIDEND

On August 4, 2016, the Company declared a cash dividend of $0.26 per common share for the third quarter of 2016. The third quarter 2016 dividend was paid on October 17, 2016 to common stockholders of record as of September 30, 2016.

CONFERENCE CALL AND WEBCAST INFORMATION

On Thursday, November 3, 2016, the Company invites all interested persons to attend its webcast/conference call at 12:00 p.m. (Eastern Time) to discuss its third quarter financial results.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of the Company’s website at http://www.arescre.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing (888)-317-6003. International callers can access the conference call by dialing +1(412)-317-6061. All callers will need to enter the Participant Elite Entry Number 7166865 followed by the # sign and reference “Ares Commercial Real Estate Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through November 16, 2016 at 5:00 p.m. (Eastern Time) to domestic callers by dialing (877)-344-7529 and to international callers by dialing +1(412)-317-0088. For all replays, please reference conference number 10093252. An archived replay will also be available through November 16, 2016 on a webcast link located on the Home page of the Investor Resources section of the Company’s website.

ABOUT ARES COMMERCIAL REAL ESTATE CORPORATION

Ares Commercial Real Estate Corporation is a specialty finance company primarily engaged in originating and investing in commercial real estate loans and related investments. Through its national direct origination platform, the Company provides a broad offering of flexible and reliable financing solutions for commercial real estate owners and operators. The Company originates senior mortgage loans, as well as subordinate financings, mezzanine debt and preferred equity, with an emphasis on providing value added financing on a variety of properties located in liquid markets across the United States. Ares Commercial Real Estate Corporation elected and qualified to be taxed as a real estate investment trust and is externally managed by a subsidiary of Ares Management, L.P. (NYSE:ARES), a publicly traded, leading global alternative asset manager with approximately $95.0 billion of assets under management as of June 30, 2016. For more information, please visit www.arescre.com. The contents of such website are not, and should not be deemed to be, incorporated by reference herein.

FORWARD-LOOKING STATEMENTS

Statements included herein or on the webcast / conference call may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which relate to future events or the Company's future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including the returns on current and future investments, rates of repayments and prepayments on the Company’s mortgage loans, availability of investment opportunities, the Company’s ability to originate additional investments and completion of pending investments, the availability of capital, the availability and cost of financing, market trends and conditions in the Company’s industry and the general economy, the level of lending and borrowing spreads, commercial real estate loan volumes, our ability to reinvest the net proceeds of the sale of TRS Holdings and the risks described from time to time in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement, including any contained herein, speaks only as of the time of this press release and Ares Commercial Real Estate Corporation undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call. Projections and forward-looking statements are based on management’s good faith and reasonable assumptions, including the assumptions described herein.

CONTACTS

Ares Commercial Real Estate Corporation
Carl Drake or John Stilmar
(888)-818-5298
iracre@aresmgmt.com

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	As of
	September 30, 2016	December 31, 2015
	(unaudited)
ASSETS
Cash and cash equivalents ($10 and $8 related to consolidated VIEs, respectively)	$41,768	$5,066
Restricted cash	379	13,083
Loans held for investment ($186,042 and $483,572 related to consolidated VIEs, respectively)	1,473,920	1,174,391
Other assets ($1,355 and $2,695 of interest receivable related to consolidated VIEs, respectively; $36,936 and $35,607 of other receivables related to consolidated VIEs, respectively)	49,072	53,191
Assets of discontinued operations	—	133,251
Total assets	$1,565,139	$1,378,982
LIABILITIES AND EQUITY
LIABILITIES
Secured funding agreements	$879,102	$522,775
Secured term loan	149,270	69,762
Commercial mortgage-backed securitization debt (consolidated VIE)	—	61,815
Collateralized loan obligation securitization debt (consolidated VIE)	57,787	192,528
Due to affiliate	2,603	2,424
Dividends payable	7,406	7,152
Other liabilities ($90 and $299 of interest payable related to consolidated VIEs, respectively)	3,703	14,507
Liabilities of discontinued operations	—	51,531
Total liabilities	1,099,871	922,494

EQUITY
Common stock, par value $0.01 per share, 450,000,000 shares authorized at September 30, 2016 and December 31, 2015, 28,482,756 and 28,609,650 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	283	284
Additional paid-in capital	419,946	421,179
Accumulated deficit	(1,969)	(11,992)
Total stockholders' equity	418,260	409,471
Non-controlling interests in consolidated VIEs	47,008	47,017
Total equity	465,268	456,488
Total liabilities and equity	$1,565,139	$1,378,982

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	For the three months ended September 30,		For the nine months ended September 30,
	2016	2015	2016	2015
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net interest margin:
Interest income from loans held for investment	$20,776	$20,949	$58,455	$65,131
Interest expense	(9,018)	(8,707)	(25,958)	(27,586)
Net interest margin	11,758	12,242	32,497	37,545
Expenses:
Management and incentive fees to affiliate	1,690	1,351	4,380	4,040
Professional fees	678	617	1,703	1,535
General and administrative expenses	690	698	2,099	2,144
General and administrative expenses reimbursed to affiliate	860	840	2,417	2,591
Total expenses	3,918	3,506	10,599	10,310
Income from continuing operations before income taxes	7,840	8,736	21,898	27,235
Income tax expense (benefit), including excise tax	161	3	168	(15)
Net income from continuing operations	7,679	8,733	21,730	27,250
Net income from operations of discontinued operations, net of income taxes	1,866	2,977	4,221	5,018
Gain on sale of discontinued operations	10,196	—	10,196	—
Net income attributable to ACRE	19,741	11,710	36,147	32,268
Less: Net income attributable to non-controlling interests	(1,299)	(2,331)	(3,876)	(6,860)
Net income attributable to common stockholders	$18,442	$9,379	$32,271	$25,408
Basic earnings per common share:
Continuing operations	$0.22	$0.22	$0.63	$0.72
Discontinued operations	0.42	0.10	0.51	0.18
Net income	$0.65	$0.33	$1.13	$0.89
Diluted earnings per common share:
Continuing operations	$0.22	$0.22	$0.63	$0.71
Discontinued operations	0.42	0.10	0.51	0.18
Net income	$0.65	$0.33	$1.13	$0.89
Weighted average number of common shares outstanding:
Basic weighted average shares of common stock outstanding	28,428,766	28,505,729	28,462,143	28,493,989
Diluted weighted average shares of common stock outstanding	28,513,137	28,609,650	28,536,921	28,593,496
Dividends declared per share of common stock	$0.26	$0.25	$0.78	$0.75

SCHEDULE I

Reconciliation of Net Income to Non-GAAP Adjusted Net Income from Operations

Reconciliation of net income attributable to common stockholders, the most directly comparable GAAP financial measure, to adjusted net income from operations for the three months ended September 30, 2016, is provided below ($ in thousands, except per share data).

	For the three months ended September 30, 2016
	Total	Per share amount
Net income attributable to common stockholders	$18,442	$0.65
Transaction costs, net of income taxes(1)	175	0.01
Change in control costs, net of income taxes(1)	554	0.02
Gain on sale of discontinued operations	(10,196)	(0.36)
Adjusted net income from operations(2)	$8,975	$0.31
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(1)
Transaction costs and change in control costs, both net of income taxes, are included within net income from operations of discontinued operations, net of income taxes, in the Company's consolidated statements of operations. These costs were incurred by TRS Holdings.

(2)
Adjusted net income from operations is a non-GAAP financial measure. The Company believes that this measure provides useful information to investors regarding the Company's operating performance excluding one-time items related to the sale of the Company's mortgage banking subsidiary. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

SCHEDULE II

September 30, 2016 Reconciliation of Net Income to Non-GAAP Core Earnings

The Company believes the disclosure of Core Earnings provides useful information to investors regarding the calculation of incentive fees the Company pays to its manager, Ares Commercial Real Estate Management LLC. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. Core Earnings is a non-GAAP measure and is defined as net income (loss) computed in accordance with GAAP, excluding non-cash equity compensation expense, the incentive fee, depreciation and amortization (to the extent that any of the Company’s target investments are structured as debt and the Company forecloses on any properties underlying such debt), any unrealized gains, losses or other non-cash items recorded in net income (loss) for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income (loss), and one-time events pursuant to changes in GAAP and certain non-cash charges after discussions between the Company's external manager and the Company’s independent directors and after approval by a majority of the Company’s independent directors.

Reconciliation of net income attributable to common stockholders, the most directly comparable GAAP financial measure, to Core Earnings is set forth in the table below for the three and twelve months ended September 30, 2016 ($ in thousands):

	For the three months ended	For the twelve months ended
	September 30, 2016
	Amount	Amount
Net income attributable to common stockholders	$18,442	$41,148
Stock-based compensation(1)	(67)	376
Adjustments relating to ACRE activities:
Incentive fees to affiliate	321	321
Adjustments relating to ACRE Capital activities(2):
Change in fair value of mortgage servicing rights	2,562	8,301
Deferred income tax expense	1,367	2,318
Provision for loss sharing	143	(130)
Originated mortgage servicing rights	(6,154)	(15,756)
Core Earnings	$16,614	$36,578

(1)	Includes both ACRE and ACRE Capital stock-based compensation.

(2)
ACRE Capital adjustments for the three months ended September 30, 2016 are included in the Company's consolidated statements of operations as net income from operations of discontinued operations, net of income taxes.